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                                                                   EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Symbol Technologies, Inc. and Subsidiaries on Form S-4 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of Symbol Technologies, Inc. and Subsidiaries for the year ended December 31, 1999 and to all reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP


New York, New York
October 24, 2000